Exhibit 23

                      CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of United Dominion Realty Trust, Inc. and in the related Prospectuses of our report dated January 25, 1996, with respect to the consolidated financial statements and schedule of United Dominion Realty Trust, Inc., as amended, included in this Form 10-K/A for the year ended December 31, 1995.


        Registration
      Statement Number       Description
        33-40433             Form S-3, pertaining to the private placement of
                             900,000 shares of the Company's common stock in
                             May 1991.

        33-32930             Form S-3, pertaining to the Company's Dividend
                             Reinvestment and Stock Purchase Plan.

        33-48000             Form S-8, pertaining to the Company's Stock Purchase
                             And Loan Plan.

        33-47926             Form S-8, pertaining to the Company's Stock Option
                             Plan.

        33-58201             Form S-8, pertaining to the Employees'  Stock Purchase
                             Plan.

        33-55159             Form S-3, Shelf Registration pertaining to $400
                             Million of Common Stock, Preferred Stock and
                             Debentures.



/s/ ERNST & YOUNG LLP
    Ernst & Young LLP

Richmond, Virginia
May 20, 1996